UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023

JUNIATA VALLEY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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Pennsylvania	0-13232	23-2235254
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bridge and Main Streets, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 582-5101

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Juniata Valley Financial Corp.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Juniata Valley Financial Corp. (the “Company”) appointed Steven C. Sliver as a director of the Company on February 21, 2023. Mr. Sliver was appointed to the class of directors whose term expires at the 2025 annual meeting of shareholders and is expected to serve on the Audit and Loan Committees of the Board of Directors. Mr. Sliver attended the Wharton School at the University of Pennsylvania, where he received a bachelor’s degree in Economics; later, he attended the Wharton School’s Aresty Institute of Executive Education and earned a Certificate of Professional Development.  He is a Certified Public Accountant and a member of both the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Sliver is the former President and CEO of Mutual Benefit Group, where he also served as Chief Risk Officer and Investment Committee Chair on its Board of Directors until his retirement in 2022. Prior to joining Mutual Benefit Group in 1992, he served as Chief Operating Officer, Treasurer, and Vice President at Millers Mutual Insurance Co., and as a staff accountant at Main Lafrentz & Co. (now a part of KPMG International Limited.) He also served as the Director of Corporate Financial Support for Pennsylvania Blue Shield, and as Controller at Keystone Technologies, Inc., its for-profit subsidiary.

Mr. Sliver currently serves on the Board of Directors for Mutual Benefit Group and resides in Huntingdon County Pennsylvania.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Juniata Valley Financial Corp.

Date: March 3, 2023	By:	/s/ Michael W. Wolf

	Name:	Michael W. Wolf
	Title:	EVP, Chief Financial Officer